UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2025

CECO ENVIRONMENTAL CORP.

(Exact Name of registrant as specified in its charter)

Delaware	000-07099	13-2566064
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5080 Spectrum Drive, East Tower, Suite 800E Addison, Texas	75001
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 357-6181

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CECO	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Change in Registrant’s Certifying Accountant.

(a) Dismissal of Independent Registered Public Accounting Firm

On February 28, 2025, the Audit Committee of the Board of Directors (the “Audit Committee”) of CECO Environmental Corp. (the “Company”) selected Deloitte & Touche LLP (“Deloitte”) to serve as the Company’s new independent registered public accounting firm for the fiscal year ending December 31, 2025, and notified BDO USA, P.C. (“BDO”) of its dismissal as the Company’s independent registered public accounting firm, effective as of February 28, 2025.

BDO’s reports on the Company’s consolidated financial statements for each of the fiscal years ended December 31, 2024 and December 31, 2023 did not contain any adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

During each of the fiscal years ended December 31, 2024 and December 31, 2023, and the subsequent interim period through the date of dismissal, there were no “disagreements,” as that term is defined in Item 304(a)(1)(iv) of the Securities and Exchange Commission’s (the “SEC”) Regulation S-K (“Regulation S-K”), between the Company and BDO on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of BDO, would have caused BDO to make reference to the subject matter of the disagreement in its reports on the Company’s consolidated financial statements for such years.

There were no “reportable events,” as that term is defined in Item 304(a)(1)(v) of Regulation S-K, during either of the fiscal years ended December 31, 2024 or December 31, 2023, and the subsequent interim period through the date of dismissal, except that the Company identified material weaknesses in its internal control over financial reporting as disclosed in Item 9A, Controls and Procedures, of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as described below.

As disclosed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, the Company previously identified material weaknesses in its internal control over financial reporting based on the criteria set forth in Internal Control - Integrated Framework (2013) issued by the Committee of Sponsoring Organizations, including material weaknesses in the Company’s control environment with regard to management’s review of each of revenue recognition for contracts and balance sheet reconciliations, as of December 31, 2023. As subsequently disclosed in the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2024, with the oversight of the Audit Committee, the Company implemented controls in accordance with its remediation plans to address these material weaknesses. Based on its completed remediation actions, the Company remediated (i) the material weakness in the Company’s control environment with regard to management’s review of revenue recognition for contracts as of June 30, 2024 and (ii) the material weakness in the Company’s control environment with regard to management’s review of balance sheet reconciliations as of March 31, 2024. Accordingly, these material weaknesses were remediated as of the date of dismissal.

The Audit Committee discussed the reportable event described above with BDO, and the Company has authorized BDO to respond fully to the inquiries of Deloitte concerning this reportable event.

The Company provided BDO with a copy of this Current Report on Form 8-K prior to its filing with the SEC and requested that BDO furnish the Company with a letter addressed to the SEC stating whether BDO agrees with the above statements. A copy of BDO’s letter, dated March 3, 2025, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

(b) Engagement of New Independent Registered Public Accounting Firm

On March 5, 2025, upon approval by the Audit Committee, the Company engaged Deloitte to serve as the Company’s new independent registered public accounting firm for the fiscal year ending December 31, 2025.

During each of the fiscal years ended December 31, 2024 and December 31, 2023, and the subsequent interim period through March 5, 2025, neither the Company nor anyone acting on its behalf has consulted with Deloitte regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report, nor oral advice, was provided to the Company that Deloitte concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue; (ii)

any matter that was the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K; or (iii) any reportable event within the meaning of Item 304(a)(1)(v) of Regulation S-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

16.1	Letter from BDO USA, P.C. dated March 3, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 6, 2025	CECO Environmental Corp.

	By:	/s/ Kiril Kovachev
Kiril Kovachev
Chief Accounting Officer